                            SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934
                               (Amendment No..___)

Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement

                              SEASONS SERIES TRUST
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ______________________________________________________________________

     2)   Aggregate number of securities to which transaction applies:

          ______________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ______________________________________________________________________

     4)   Proposed maximum aggregate value of transaction:

          ______________________________________________________________________

     5)   Total fee paid:

          ______________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ______________________________________________________________________

     2)   Form, Schedule or Registration Statement No.:

          ______________________________________________________________________

     3)   Filing Party:

          ______________________________________________________________________

     4)   Date Filed:

          ______________________________________________________________________

                                                           (AIG SUNAMERICA LOGO)
                                                       the retirement specialist

AIG SUNAMERICA RETIREMENT MARKETS, INC.
21650 Oxnard Street
Woodland Hills, CA 91367
(800) 445-7862

April __, 2006

Dear Contract Owner:

     We are writing to provide the enclosed information statement to contract owners who are invested in the following portfolios of Seasons Series Trust (the "Trust"):

          -    Allocation Growth Portfolio

          -    Allocation Moderate Growth Portfolio

          -    Allocation Moderate Portfolio

          -    Allocation Balanced Portfolio

          (collectively, the "Portfolios")

The information statement provides information regarding a recent change in the ownership of Ibbotson Associates Advisors, LLC ("Ibbotson"), the subadviser to the Portfolios. The change of ownership occurred on March 1, 2006 when Morningstar, Inc. acquired all of the outstanding shares of capital stock of Ibbotson Associates, Inc., Ibbotson's previous parent company. The transaction has not had and is not expected to have any impact on Ibbotson's management or on Ibbotson's ability to provide the type or quality of services that it has provided to the Portfolios prior to the transaction.

     AS A MATTER OF REGULATORY COMPLIANCE, WE ARE SENDING YOU AN INFORMATION STATEMENT WHICH DESCRIBES, AMONG OTHER THINGS, THE MANAGEMENT STRUCTURE OF THE PORTFOLIOS, THE OWNERSHIP OF IBBOTSON, AND THE TERMS OF THE NEW SUBADVISORY AGREEMENT WITH IBBOTSON, WHICH HAS BEEN APPROVED BY THE TRUSTEES OF THE TRUST. THE ENCLOSED DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

     If you have any questions regarding this change, please call our SunLine customer service center between the hours of 5 a.m. PST and 5 p.m. PST at (800) 445-7862.

Sincerely,


Jane Aldrich, CFA
Senior Vice President
AIG SunAmerica Retirement Markets, Inc.

                              SEASONS SERIES TRUST
                                 P.O. BOX 54299
                           LOS ANGELES, CA 90054-0299

                           Allocation Growth Portfolio
                      Allocation Moderate Growth Portfolio
                          Allocation Moderate Portfolio
                          Allocation Balanced Portfolio
                        (collectively, the "Portfolios")

                                   ----------

                              INFORMATION STATEMENT
                   REGARDING A NEW SUBADVISORY AGREEMENT WITH
                        IBBOTSON ASSOCIATES ADVISORS, LLC

                                   ----------

     This information statement is being provided in lieu of a proxy statement to variable annuity contract owners who have invested all or a portion of their assets in one of the Portfolios. Seasons Series Trust (the "Trust") has received an exemptive order from the Securities and Exchange Commission that permits the Trust's investment adviser, AIG SunAmerica Asset Management Corp. ("AIG SAAMCo") to hire new subadvisers with the approval of the Board of Trustees (the "Trustees"), but without obtaining shareholder approval. This information statement is being furnished on behalf of the Trustees of the Trust.

      WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
       PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND YOU ARE
                        NOT REQUIRED TO TAKE ANY ACTION.

     This information statement will be mailed on or about April ___, 2006 to contract owners who were invested in one of the Portfolios prior to March 1, 2006.

PURPOSE OF THE INFORMATION STATEMENT

     From the inception of the Portfolios, Ibbotson Associates Advisors, LLC ("Ibbotson") has served as the subadviser of the Portfolios. On March 1, 2006, Morningstar, Inc. ("Morningstar") acquired all of the outstanding shares of capital stock of Ibbotson Associates, Inc., Ibbotson's parent company (the "Transaction"). The Transaction has not had and is not expected to have any immediate impact on Ibbotson's ability to provide the type or quality of services that it provided to the Portfolios prior to the Transaction. However, the Transaction has resulted in a change of control of Ibbotson and an assignment of the subadvisory agreement between AIG SAAMCo and Ibbotson dated February 14, 2005 (the "Prior Subadvisory Agreement"). The Prior Subadvisory Agreement was last approved by the Trustees on December 15, 2004. As required by
Section 15(a) of the Investment Company Act of 1940, as amended (the "1940 Act"), the terms of the Prior Subadvisory Agreement provided for its automatic termination upon such an assignment.

     This information statement describes the new subadvisory agreement between AIG SAAMCo and Ibbotson, which became effective March 1, 2006 (the "New Subadvisory Agreement"), the factors the Trustees considered in approving the New Subadvisory Agreement, and provides information regarding Ibbotson.

THE TRUST

     The Portfolios are investment series of the Trust, a Massachusetts business trust. The Trust entered into an Investment Advisory and Management Agreement (the "Advisory Agreement") with AIG SAAMCo on January 1, 1999, as amended from time to time, with the approval of a majority of the independent Trustees, as such term is defined in the 1940 Act (the "Independent Trustees"). AIG SAAMCo is an indirect, wholly-owned subsidiary of American International Group, Inc., and is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New

Jersey 07311. AIG SAAMCo selects the subadvisers for the Trust's portfolios (including the Portfolios), manages portions of certain portfolios, provides various administrative services and supervises the portfolios' daily business affairs, subject to review by the Trustees. The Advisory Agreement authorizes AIG SAAMCo to retain subadvisers for portfolios or portions thereof for which it does not manage the assets. AIG SAAMCo selects subadvisers it believes will provide the portfolios with the highest quality investment services, while obtaining, within the portfolios' investment objective, a distinct investment style. AIG SAAMCo monitors the activities of the subadvisers and, from time to time, will recommend the replacement of a subadviser on the basis of investment performance, style drift or other consideration.

     The subadvisers to the Trust's portfolios act pursuant to agreements with AIG SAAMCo. Their duties include furnishing continuing advice and recommendations to the relevant portions of the portfolios regarding securities to be purchased and sold. The subadvisers are independent of AIG SAAMCo and discharge their responsibilities subject to the Trust's policies and the oversight and supervision of AIG SAAMCo. AIG SAAMCo pays the subadvisers for services rendered and the Trust's portfolios do not pay fees directly to the subadvisers.

THE NEW SUBADVISORY AGREEMENT

     Ibbotson served as the subadviser to the Portfolios under the Prior Subadvisory Agreement until that agreement was terminated upon the closing of the Transaction, March 1, 2006. Upon such date, Ibbotson began serving as subadviser to the Portfolios under the New Subadvisory Agreement. The New Subadvisory Agreement was approved by the Trustees, including a majority of the Independent Trustees, at a meeting held on January 26, 2006. The Prior Subadvisory Agreement was last approved by the Trustees on December 15, 2004.

     The New Subadvisory Agreement is identical in form and substance to the Prior Subadvisory Agreement, except the effective date and termination date, in that each (i) provides that Ibbotson shall manage the Portfolios on a discretionary basis, (ii) provides for AIG SAAMCo to compensate Ibbotson for its services at the same subadvisory fee rate, and (iii) requires AIG SAAMCo to comply with the Portfolios' investment policies and restrictions and with applicable law. The New Subadvisory Agreement will not result in an increase in fees to shareholders. The form of the New Subadvisory Agreement is attached to this information statement as Exhibit A.

     Under the terms of the Advisory Agreement, AIG SAAMCo receives an advisory fee from the Trust with respect to the Portfolios, which is equal to 0.10% of average daily net assets in each Portfolio. The advisory fee is accrued daily and payable monthly. In addition, under the terms of the New Subadvisory Agreement, AIG SAAMCo pays a subadvisory fee to Ibbotson with respect to each Portfolio, which is equal to 0.09% on first $500 million of a Portfolio's, 0.07% on next $500 million, and 0.05% over $1 billion. The subadvisory fee rate payable to Ibbotson under the New Subadvisory Agreement is identical to the subadvisory fee rate payable under the Prior Subadvisory Agreement. The aggregate fees paid to Ibbotson for the fiscal year end March 31, 2005 were as follows:

                                       SUBADVISORY
NAME                                      FEES*
----                                   -----------
Allocation Growth Portfolio                $253
Allocation Moderate Growth Portfolio       $259
Allocation Moderate Portfolio              $248
Allocation Balanced Portfolio              $312

* The aggregate subadvisory fees paid represent amounts paid between the inception date, February 14, 2005 and March 31, 2005. The aggregate subadvisory fees paid for the fiscal year ended March 31, 2006 were not available at the time of mailing of this information statement.

     Under both the Prior Subadvisory Agreement and New Subadvisory Agreement, AIG SAAMCo was and is required to pay a minimum annual fee of $150,000, paid in advance and shall be applied as a credit towards payment of the annual fee rate.

INFORMATION ABOUT IBBOTSON

     Ibbotson provides subadvisory services to financial service firms. Ibbotson's principal offices are located at 225 N. Michigan Avenue, Suite 700, Chicago, Illinois 60601. As of December 31, 2005, Ibbotson had approximately $7.1 billion in assets under management. Ibbotson Associates, Inc. is Ibbotson's direct parent company and is recognized as a leading authority on asset allocation. Ibbotson Associates provides extensive training, client education materials, asset allocation, investment management services and software to help its clients, which include brokerage firms, mutual fund companies, banks, insurance companies, individual planners, investment consultants, plan sponsors, and investment managers.

     Ibbotson is an indirect, wholly-owned subsidiary of Morningstar. The principal offices of Morningstar are located at 225 West Wacker Drive, Chicago, Illinois 60606.

     The names and positions of the directors and the principal executive officer of Ibbotson are as follows:

      NAME                  POSITION
      ----                  --------
  Mike Henkel               President
   Peng Chen       Managing Director and Chief
                       Information Officer
 Scott Wentsel           Vice President
Scott Schilling   Chief Compliance Officer and
                            Secretary

     The address for each of the named directors and officer is 225 N. Michigan Avenue, Suite 700, Chicago, Illinois 60601.

     Ibbotson serves as a subadviser or consultant to several other mutual funds that have similar investment objectives as the Portfolios. Generally, subadvisory clients are charged an ongoing fee of basis points of the aggregate value of the assets invested in accordance with the models created. The following range of fees depends on the services determined by the contract.

 ASSETS UNDER MANAGEMENT      FEE RANGES
-------------------------   -------------
    $0 to $1 billion        0.05% to 0.12%
>$1 billion to $2 billion   0.03% to 0.10%
      > $2 billion          0.01% to 0.10%

FACTORS CONSIDERED BY THE BOARD OF TRUSTEES

     At a meeting held on January 26, 2006, the Trustees, including a majority of the Independent Trustees, approved the New Subadvisory Agreement. The Trustees received materials related to certain factors used in their consideration of whether to approve the New Subadvisory Agreement, including:
(1) the nature, extent and quality of services to be provided by Ibbotson; (2) the size and structure of the subadvisory fees charged in connection with Ibbotson's management of the Portfolios; (3) the investment performance of the Portfolios; and (4) the terms of the New Subadvisory Agreement. In addition, the Trustees considered the organization capability and financial condition of Ibbotson and the conditions and trends prevailing in the economy, the securities markets and the investment company industry.

     The Independent Trustees were separately represented by counsel that is independent of AIG SAAMCo in connection with their consideration of approval of the New Subadvisory Agreement. The matters discussed below were also considered separately by the Independent Trustees in executive session during which such independent counsel provided guidance to the Independent Trustees.

     Nature, Extent and Quality of Services. The Trustees considered the nature, quality and extent of services to be provided by Ibbotson. The Trustees noted that Ibbotson has served as the subadviser to the Portfolios since their inception in February 2005 and that Ibbotson is recognized as a leading authority on asset allocation strategies and models. The Trustees were provided with information regarding Morningstar's financial condition and recent financial highlights. In addition, the Trustees noted that Ibbotson representatives reported that they did not expect the Transaction to affect Ibbotson's ability to subadvise the Portfolios. It was further noted that Ibbotson reported that it did not anticipate staffing changes or any disruption of service to the Portfolios as a result of the Transaction. Based on the information presented, the Trustees concluded that there was a reasonable basis on which to conclude that Ibbotson would continue to provide high quality services to the Portfolios.

     Fees and Expenses. The Trustees received and reviewed information regarding the Portfolios' anticipated subadvisory fees compared against the subadvisory fees and expense ratios of other similar funds in their categories as tracked by an independent third-party provider of investment company data. It was noted that with respect to subadvisory fees, AIG SAAMCo negotiated such fees with Ibbotson at arms-length. In addition, the Trustees noted that the subadvisory fee rates payable to Ibbotson pursuant to the New Subadvisory Agreement were the same as the rates provided in the Prior Subadvisory Agreement. On the basis of the information considered, the Trustees concluded that the subadvisory fee rates payable to Ibbotson were fair and reasonable in light of the usual and customary charges made for services of the same nature and quality and the other factors considered.

     Investment Performance. The Trustees received and reviewed information reflecting the Portfolios' investment performance, which included the performance over the last quarter and the performance since their inception, February 14, 2005. This information was prepared by SunAmerica, as well as by Morningstar, Inc. and Lipper, Inc., which are third party providers of investment company information It was noted that the Trustees monitor and review the performance of the Portfolios on a quarterly basis. The Trustees concluded that Ibbotson's performance was satisfactory.

     Cost of Services & Benefits Derived. The Trustees did not consider this factor material in their approval of the New Subadvisory Agreement.

     Profitability and Economies of Scale. The Trustees did not consider this factor material in their approval of the New Subadvisory Agreement.

     Terms of the New Subadvisory Agreement. The Trustees reviewed the terms of the New Subadvisory Agreement, including the duties and responsibilities undertaken by Ibbotson. The Trustees noted that the New Subadvisory Agreement is identical to the terms of the Prior Subadvisory Agreement. The New Subadvisory Agreement provides that Ibbotson will pay all of its own expenses in connection with the performance of its duties as well as the cost of maintaining the staff and personnel as necessary for it to perform its obligations. The Trustees also considered other provisions of the New Subadvisory Agreement and concluded that the terms of the New Subadvisory Agreement are reasonable, fair and in the best interests of the Portfolios and their shareholders.

     Conclusions. In reaching their decision to approve the New Subadvisory Agreement, the Trustees based their decision on the totality of the factors and each Trustee contributed different weight to the various factors. Based upon the materials they reviewed, the representations made to them and the considerations described above, and as part of their deliberations, the Trustees, including the Independent Trustees, concluded that Ibbotson possesses the capability and resources to perform the duties required of it under the New Subadvisory Agreement.

OWNERSHIP OF SHARES

     The table set forth below reflects the total shares outstanding for each of the Portfolios as of March 1, 2006 and the record holders of those shares.

                                           ALLOCATION      ALLOCATION MODERATE       ALLOCATION       ALLOCATION BALANCED
                                        GROWTH PORTFOLIO     GROWTH PORTFOLIO    MODERATE PORTFOLIO        PORTFOLIO
                                        ----------------   -------------------   ------------------   -------------------
                                          Shares      %       Shares      %         Shares     %         Shares      %
                                        ---------   ----    ---------   ----      ---------   ----     ---------   -----
AIG SunAmerica Life Assurance Comp.
   Variable Annuity Account Five        4,942,983   98.6    7,481,634   98.2      5,723,338   98.1     3,626,052   99.09
First SunAmerica Life Insurance Comp.
   Variable Annuity Account Five           71,175    1.4      134,952    1.8        108,343    1.9        33,239    0.91
                                        ---------   ----    ---------   ----      ---------   ----     ---------   -----
TOTAL SHARES OUTSTANDING                5,014,158    100%   7,616,616    100%     5,831,681    100%    3,659,291     100%
                                        =========   ====    =========   ====      =========   ====     =========   =====

     To AIG SAAMCo's knowledge, no person owns a Contract or interests therein for more than 5% of the outstanding shares of either Portfolio. The Trustees and officers of the Trust and members of their families as a group, beneficially owned less than 1% of the beneficial interest of any of the Portfolios as of March 1, 2006.

BROKERAGE COMMISSIONS

     The Portfolios did not engage in any brokerage transactions with affiliated broker/dealers for the period ended March 31, 2005.

SHAREHOLDER REPORTS

     The Trust has previously sent its Annual and Semi-Annual Reports to its shareholders. Copies of the most recent annual and semi-annual reports of the Trust are available without charge and may be obtained by writing the Trust at P.O. Box 54299, Los Angeles, California 90054-0299 or by calling 1-800-445-7862.

SHAREHOLDER PROPOSALS

     The Trust is not required to hold annual shareholder meetings, and therefore, it cannot be determined when the next meeting of shareholders will be held. If a shareholder wishes to submit proposals for consideration at a future shareholder meeting, the Trust must receive the proposal a reasonable time before the solicitation is to be made. Written proposals should be sent to Nori
L. Gabert, Esq., Secretary of Seasons Series Trust, 2929 Allen Parkway, Houston, Texas 77019.

                                        By Order of the Trustees,


                                        Nori L. Gabert
                                        Secretary
                                        Seasons Series Trust

Dated: April ___, 2006

                                    EXHIBIT A

                              SUBADVISORY AGREEMENT

         This SUBADVISORY AGREEMENT is dated as of March 1, 2006 by and between AIG SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the "Adviser"), and IBBOTSON ASSOCIATES ADVISORS LLC, a Delaware limited liability company, (the "Subadviser").

                                   WITNESSETH:

         WHEREAS, the Adviser and Seasons Series Trust, a Massachusetts business trust (the "Trust"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the "Advisory Agreement"), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement; and

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company and may issue shares of beneficial interest, no par value per share, in separately designated portfolios representing separate funds with their own investment objectives, policies and purposes; and

         WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

         WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment portfolio(s) of the Trust listed on Schedule A attached hereto (the "Portfolio(s)"), and the Subadviser is willing to furnish such services;

         NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

         1. DUTIES OF THE SUBADVISER. The Adviser hereby engages the services of the Subadviser in furtherance of its Investment Advisory and Management Agreement with the Trust. Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of the assets of each Portfolio. The Subadviser will determine, in its discretion and subject to the oversight and review of the Adviser, the shares of open-end management investment companies to be purchased or sold, will provide the Adviser with records concerning its activities which the Adviser or the Trust is required to maintain, and will render regular reports to the Adviser and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. The Subadviser, as agent and attorney-in-fact of the Trust, may, when it deems appropriate and without prior consultation with the Adviser, buy, sell, exchange, convert and otherwise trade shares of open-end management investment companies for the Portfolios. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Trustees of the Trust and in compliance with such policies as the Trustees of the Trust may from time to time establish, and in compliance with (a) the objectives, policies, restrictions and limitations for the Portfolio(s) as set forth in the Trust's current prospectus and statement of additional information; and (b) applicable laws and regulations.

                  The Subadviser agrees to comply with all applicable federal and state laws, including securities, commodities and banking laws in carrying out its obligations under this Subadvisory Agreement. The Subadviser also agrees to comply with any policies, guidelines, instructions and procedures approved by the Board of Trustees of the Trust or the Adviser and provided to the Subadviser. The Subadviser shall also maintain compliance procedures that it reasonably believes are adequate to ensure its compliance with the Investment Advisers Act of 1940. No supervisory activity undertaken by the Adviser shall limit the Subadviser's full responsibility for any of the foregoing.

                  The Adviser is responsible for monitoring each Portfolio's compliance with all applicable laws including compliance with Section 817 of the Internal Revenue Code of 1986, as amended (the "Code") and the diversification regulations thereunder. The Subadviser will provide the Adviser with any information that is requested of it by the Adviser in connection with the Adviser's compliance programs.

                  The Subadviser represents and warrants that to the extent that any statements or omissions made in any Registration Statement for the Contracts or shares of the Trust, or any amendment or supplement thereto, are made in reliance upon and in conformity with information furnished by the Subadviser expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the "1933 Act") and the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  The Subadviser agrees: (a) to maintain a level of errors and omissions or professional liability insurance coverage that, at all times during the course of this Agreement, is appropriate given the nature of its business, and (b) from time to time and upon reasonable request, to supply evidence of such coverage to the Adviser.

                  The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

         2. PORTFOLIO TRANSACTIONS. The Subadviser is responsible for decisions to buy or sell shares of open-end management investment companies for the Portfolios. The Subadviser will calculate daily trades for each Portfolio and initiate and communicate all trade execution orders to the Trust's custodian.

     The Subadviser will promptly communicate to the Adviser and to the officers and the Trustees of the Trust such information relating to portfolio transactions as they may reasonably request.

         3. COMPENSATION OF THE SUBADVISER. The Subadviser shall not be entitled to receive any payment from the Trust and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay to the Subadviser a fee at the annual rates set forth in Schedule A hereto with respect to the assets managed by the Subadviser for each Portfolio listed thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior day's net assets in order to calculate the daily accrual). For purposes of calculating the Subadviser's fee, the average daily net asset value of a Portfolio shall mean the average daily net assets for which the Subadviser actually provides advisory services, and shall be determined by taking an average of all determinations of such net asset value during the month. If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.

         The Adviser shall be responsible for calculating the Subadviser's fees due and payable under this Section 3.

         4. OTHER SERVICES. At the request of the Trust or the Adviser, the Subadviser in its discretion may make available to the Trust, office facilities, equipment, personnel and other services in order to facilitate meetings or other similar functions. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Subadviser and billed to the Trust or the Adviser at the Subadviser's cost.

         5. REPORTS. The Trust, the Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Trust as each may reasonably request.

         6. STATUS OF THE SUBADVISER. The services of the Subadviser to the Adviser and the Trust are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

         7. ADVERTISING. Subadviser shall not provide or in any way distribute any sales or advertising materials, whether or not related to the Trust, to any employee or representative of AIG SunAmerica Capital Services, Inc. ("SACS") or its affiliates, including wholesaling personnel, unless such material has been received and approved, in writing, by the Adviser.

         8. PROXY VOTING. The Adviser will vote proxies relating to the Portfolio's securities. The Adviser will vote all such proxies in accordance with such proxy voting guidelines and procedures adopted by the Board of Trustees. The Adviser may, on certain non-routine matters, consult with the Subadviser before voting proxies relating to the Portfolio's securities. The Adviser will instruct the custodian and other parties providing services to the Trust promptly to forward to the proxy voting service copies of all proxies and shareholder communications relating to securities held by each Portfolio (other than materials relating to legal proceedings).

         9. CERTAIN RECORDS. The Subadviser hereby agrees that any records that it maintains and preserves on behalf of the Trust, will be maintained and preserved in the form and for the periods required by Rules 31a-1 and 31a-2 under the Act.

                  The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Trust's auditors, the Trust or any representative of the Trust, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Trust.

         10. REFERENCE TO THE SUBADVISER. Neither the Trust nor the Adviser or any affiliate or agent thereof shall make reference to or use the name of the Subadviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Subadviser, which approval shall not be unreasonably withheld.

         11. LIABILITY OF THE SUBADVISER. (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of the Subadviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) the Subadviser shall not be subject to liability to the Adviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser) or to the Trust (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Trust) for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Adviser shall indemnify the Subadviser (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from Subadviser's rendering of services under this Agreement.

                  (b) The Subadviser agrees to indemnify and hold harmless the Adviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser) and/or the Trust (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Trust) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Adviser and/or the Trust and their affiliates or such directors/trustees, officers or controlling person may become subject under the Act, the 1933 Act, under other statutes, common law or otherwise, which arise from the Subadviser's disabling conduct, including but not limited to any material failure by the Subadviser to comply with the provisions and representations and warranties set forth in Section 1 of this Agreement; provided, however, that in no case is the Subadviser's indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligations and duties under this Agreement.

         12. PERMISSIBLE INTERESTS. Trustees and agents of the Trust are or may be interested in the Subadviser (or any successor thereof) as directors/trustees, partners, officers, or shareholders, or otherwise; directors/trustees, partners, officers, agents, and shareholders of the Subadviser are or may be interested in the Trust as trustees, or otherwise; and the Subadviser (or any successor) is or may be interested in the Trust in some manner.

         13. TERM OF THE AGREEMENT. This Agreement shall continue in full force and effect with respect to each Portfolio until two years from the date hereof, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio voting separately from any other series of the Trust.

                  With respect to each Portfolio, this Agreement may be terminated at any time, without payment of a penalty by the Portfolio or the Trust, by vote of a majority of the Trustees, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Portfolio, voting separately from any other series of the Trust, or by the Adviser, on not less than 30 nor more than 60 days' written notice to the Subadviser. With respect to each Portfolio, this Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser and the Trust; provided, however, that this Agreement may not be terminated by the Subadviser unless another subadvisory agreement has been approved by the Trust in accordance with the Act, or after six months' written notice, whichever is earlier. The termination of this Agreement with respect to any Portfolio or the addition of any Portfolio to Schedule A hereto (in the manner required by the Act) shall not affect the continued effectiveness of this Agreement with respect to each other Portfolio subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act).

         This Agreement will also terminate in the event that the Advisory Agreement by and between the Trust and the Adviser is terminated.

         14. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         15. AMENDMENTS. This Agreement may be amended by mutual consent in writing, but the consent of the Trust must be obtained in conformity with the requirements of the Act.

         16. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

         17. PERSONAL LIABILITY. The Declaration of the Trust establishing the Trust (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, and, in accordance with that Declaration, no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the "Trust Property," as defined in the Declaration, only shall be liable.

         18. SEPARATE SERIES. Pursuant to the provisions of the Declaration, each Portfolio is a separate series of the Trust, and all debts, liabilities, obligations and expenses of a particular Portfolio shall be enforceable only against the assets of that Portfolio and not against the assets of any other Portfolio or of the Trust as a whole.

         19. CONFIDENTIALITY. The Subadviser will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement or as reasonably required to execute transactions on behalf of the Portfolios, and will keep confidential any non-public information obtained directly as a result of this service relationship, including non-public information provided to the Subadviser regarding the securities held by Trust portfolios underlying each of the Portfolios, and the Subadviser shall disclose such non-public information only if the Adviser or the Board of Trustees has authorized such disclosure by prior written consent, or if such information is or hereafter otherwise is known by the Subadviser or has been disclosed, directly or indirectly, by the Adviser or the Trust to others becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or to the extent such disclosure is reasonably required by auditors or attorneys of the Subadviser in connection with the performance of their professional services or as may otherwise be contemplated by this Agreement. Notwithstanding the foregoing, the Subadviser may disclose the total return earned by the Portfolios and may include such total return in the calculation of composite performance information.

         20. NOTICES. All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

         Subadviser:        Ibbotson Associates Advisors LLC
                            225 North Michigan Drive
                            Chicago, Illinois 60601
                            Attention:  Michael Annin
                                        Managing Director


         Adviser:           AIG SunAmerica Asset Management Corp.
                            2929 Allen Parkway
                            Houston, TX 77019
                            Attention:  Nori L. Gabert
                                        Vice President and Deputy
                                        General Counsel


         with a copy to:    AIG Retirement Services, Inc.
                            1 SunAmerica Center
                            Century City
                            Los Angeles, CA 90067-6022
                            Attention:  Mallary L. Reznik
                                        Secretary of Seasons Series Trust

         IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

                                     AIG SUNAMERICA ASSET MANAGEMENT CORP.



                                     By: /s/ NORI L. GABERT
                                         ---------------------------------------
                                     Name:   Nori L. Gabert
                                     Title:  Vice President and
                                             Deputy General Counsel


                                     IBBOTSON ASSOCIATES ADVISORS LLC



                                     By: /s/ MICHAEL C. HENKEL
                                         ---------------------------------------
                                     Name:   Michael C. Henkel
                                     Title:  President

                                   SCHEDULE A

Compensation pursuant to Paragraph 3 of this Agreement shall be calculated in accordance with the following schedule:

NAME OF SERIES                         AVERAGE DAILY NET ASSETS          ANNUAL FEE RATE
----------------------------------------------------------------------------------------

Allocation Growth Portfolio            $0 to $500 Million                    0.09%
                                       $500 Million to $1000 million         0.07%
                                       $Over $1000 million                   0.05%

Allocation Moderate Growth Portfolio   $0 to $500 Million                    0.09%
                                       $500 Million to $1000 million         0.07%
                                       $Over $1000 million                   0.05%

Allocation Moderate Portfolio          $0 to $500 Million                    0.09%
                                       $500 Million to $1000 million         0.07%
                                       $Over $1000 million                   0.05%

Allocation Balanced Portfolio          $0 to $500 Million                    0.09%
                                       $500 Million to $1000 million         0.07%
                                       $Over $1000 million                   0.05%

There will be a minimum annual fee of $150,000 paid in advance for each year this Agreement remains in effect. The minimum annual fee shall be applied as a credit towards payment of the annual fee rate. The minimum annual fee is due upon execution of this Agreement and in subsequent years on the anniversary date of this agreement.